Exhibit 10.15

                              EMPLOYMENT AGREEMENT

            This Employment Agreement ( "Agreement") shall be effective as of June 16, 2001, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and CHRISTOPHER J. SCHABER ("Executive").

            WHEREAS, the Company and Executive desire that Executive be employed by the Company and that the terms and conditions of such employment be defined.

            NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

            1. Terms of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of three (3) years commencing on June 16, 2001, (the "Commencement Date") and continuing until June 15, 2004, subject, however, to prior termination as hereinafter provided in Section 5 (such term is hereinafter referred to as the "Employment Period").

            2. Executive's Duties and Obligations.

                  a. Duties. Executive shall serve as Executive Vice President, Drug Development and Regulatory Compliance and Chief Operating Officer, reporting directly to the Chief Executive Officer of the Company. Executive shall be responsible for all duties customarily associated with his title.

                  b. Location of Employment. Executive's principal place of business shall be at the Company's headquarters to be located within thirty (30) miles of Doylestown, Pennsylvania; provided, that Executive acknowledges and agrees that the performance by Executive of his duties shall require frequent travel including, without limitation, overseas travel from time to time.

                  c. Proprietary Information and Inventions Agreement. Upon execution of this Agreement, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A. Executive shall comply at all times with the terms and conditions of the Confidentiality Agreement and all other reasonable policies of the Company governing its confidential and proprietary information.

            3. Devotion of Time to Company's Business

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote substantially all of his business time, attention and efforts to the proper

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performance of his implicit and explicit duties and obligations hereunder to the reasonable satisfaction of the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, except as otherwise provided herein, directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of either the Company's Chief Executive Officer, Executive Committee or Board of Directors.

                  c. Non-Competition During Employment During the Employment Period and for the post-termination period set forth in Sections 3(c)(i), (ii) or (iii), as applicable, Executive shall not, directly or indirectly, without the prior written consent of the Company, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity (X) compete with the Company in the business of developing or commercializing pulmonary surfactants, cystic fibrosis treatments or any other category of compounds which forms the basis of the Company's products or products under active development(1), or (Y) directly or indirectly solicit or induce any employee of the Company to leave the employ of the Company:

                  (i) twelve (12) months in the event Executive's employment with the Company is terminated pursuant to the terms set forth in Section 6; or

                  (ii) six (6) months in the event Executive's employment with the Company is terminated pursuant to the terms set forth in Section 5.b.; or

                  (iii) eighteen (18) months in all other cases.

                  d. In the event that Executive breaches any provisions of this
Section 3.d. or there is a threatened breach, then, in addition to any other rights which the Company may have, the Company shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 3.d., Executive shall not urge as a defense that there is an adequate remedy at law nor shall the Company be prevented from seeking any other remedies which may be available.

                  e. To the extent that the restrictions imposed by this Section 3.e are interpreted by any court to be unreasonable in geographic and/or temporal scope, such restrictions shall be deemed automatically reduced to the extent necessary to coincide with the maximum geographic and/or temporal restrictions deemed by such court not to be unreasonable.

----------
(1) For the avoidance of doubt, the parties hereby acknowledge and agree the that the term "cystic fibrosis treatments or any other category of compounds which forms the basis of the Company's products or products under active development" shall be construed narrowly so as to prohibit only that activity that directly competes with the Company.
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            4. Compensation and Benefits.

                  a. Base Compensation. During the Employment Period, the Company shall pay to Executive (i) base annual compensation ("Base Salary") of Two Hundred Ten Thousand Dollars ($210,000), payable in accordance with the Company's regular payroll practices and less all required withholdings and (ii) additional compensation, if any, and benefits as hereinafter set forth in this
Section 4. Base Salary shall be reviewed at least annually (the "Annual Review") for the purposes of determining increases, if any, based on Executive's performance, the performance of the Company, inflation, the then prevailing salary scales for comparable positions and other relevant factors, provided that any such increases in Base Salary shall be solely within the discretion of the Company. It is the Company's intention that the first of any such Annual Reviews shall occur on or about January 2002.

                  b. Bonuses. Executive shall be eligible for such year-end bonus, which may be paid in either cash or equity, or both, as is awarded solely at the discretion of the Compensation Committee of the Board of Directors of the Company after consultation with the Company's Chief Executive Officer. Any such equity bonus shall contain such rights and features as are typically afforded to other Company employees of similar level in connection with comparable equity bonuses awarded by the Company.

                  c. Benefits. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans, programs and arrangements made available generally to the Company's senior executives or to its employees on substantially the same basis that such benefits are provided to such executives or employees (including, without limitation profit-sharing, savings and other retirement plans (e.g., a 401(k) plan) or programs, medical, dental, hospitalization, vision, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded); provided, however, that nothing in this Agreement shall be construed to require the Company to establish or maintain any such plans, programs or arrangements. Anything contained herein to the contrary notwithstanding, throughout the Employment Period, Executive shall be entitled to receive life insurance on behalf of Executive's named beneficiaries in the amount of $500,000, except the Company shall have no liability whatsoever for any taxes (whether based on income or otherwise) imposed upon or incurred by Executive in connection with any such insurance.

                  d. Vacations. During the Employment Period, Executive shall be entitled to 15 days paid vacation per year or such other greater number of days as provided by the Company's policies and procedures then in effect with respect to the Company's senior executives or employees, to be earned ratably throughout the year, 5 days of which may be carried over from year to year (provided, that in no event shall the aggregate number of such vacation days carried over to any succeeding year exceed 10 days).

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                  e. Reimbursement of Business Expenses. Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall reimburse him for all such expenses, in accordance with reasonable policies of the Company.

                  f. Tuition Reimbursement. Executive shall be entitled to receive a payment of $4,700 within 30 days of execution of this Agreement to cover the cost of tuition, fees, books and other materials related to doctoral courses taken by Executive (collectively, "Tuition Costs"). In addition, Executive shall be entitled to receive an additional reimbursement equal to the lesser of (i) $9,300 or (ii) the remaining unpaid balance of Tuition Costs incurred from the date hereof; provided, however, that such reimbursement shall be conditioned upon Executive completing all material requirements for a doctorate and incurring any such Tuition Costs by no later then June 16, 2002. Any and all reimbursements to be provided pursuant to this Section 4(f) shall be subject to documentation in accordance with reasonable policies of the Company.

            5. Termination of Employment.

                  a. Termination for Good Cause. The Company may terminate Executive's employment at any time for Good Cause, as such term is hereinafter defined. For the purposes of this Agreement, "Good Cause" means gross misconduct, gross neglect of duties, conviction of a felony involving moral turpitude, material breach by Executive of this Agreement or the Confidentiality Agreement or any act or omission involving fraud or embezzlement against the Company, or appropriation of any property or proprietary information of the Company by Executive resulting, in either case, in material economic harm to the Company, which is not cured by Executive within fifteen (15) days after receipt of written notice from the Company. If terminated for Good Cause in accordance with the provisions of this Section 5.a., Executive shall be entitled to any unpaid amounts set forth in Section 5.b.1; provided, however, that in the event of termination under this Section 5.a, that the number of accrued but unused vacation days for which Executive shall be entitled to a lump sum payment shall be limited to a total of 10 days (inclusive of amounts accrued and unpaid in past service years as well as the present service year, if any). The Executive shall not be entitled to receive any other compensation or benefits from the Company whatsoever (except as and to the extent the continuation of certain benefits is required by law).

                  b. Termination without Good Cause. If Executive's employment is terminated by the Company without Good Cause the following provisions shall apply:

                        (1) Executive shall be entitled to any unpaid compensation accrued through the last day of Executive's employment, a lump sum payment in respect of all accrued but unused vacation days attributable to past service years and the present service year (provided, that in no event shall the aggregate number of such accrued vacation days that are attributable to past service years exceed 10 days) at his Base Salary in effect on the date such vacation was earned, and payment of any other amounts earned, accrued or owing to Executive but not yet paid; and

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                        (2) Executive shall be entitled to receive severance
payments equal to his Base Salary in effect on the date of his termination, payable on normal Company payroll dates, for a six (6) month period, subject to setoff, for other employment or consulting income received by Executive; and

                  c. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically Disabled as herein defined. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive substantially incapable of performing his duties and obligations under this Agreement, after taking into account provisions for reasonable accommodation, as determined by a medical doctor (such doctor to be mutually determined in good faith by the parties) for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this
Section 5.c., Executive, his heirs, legal representatives or his estate shall be entitled to any unpaid amounts set forth in Section 5.b.1. through the last day of Executive's employment but shall not be entitled to any severance benefits.

                  d. Termination by Executive. If Executive, upon 30 days prior notice to the Company, voluntarily resigns, Executive shall be entitled to any unpaid amounts set forth in Section 5.b.1. through the last day of Executive's employment but shall not be entitled to any severance benefits.

            6. Severance in Connection with Change of Control.

                  a. In the event that (i) Executive's employment is terminated by Company without Good Cause or (ii) Executive resigns for Good Reason (as such term is hereinafter defined); within twelve months of a Change of Control (as such term is hereinafter defined), Executive shall be entitled to receive, in addition to the payments set forth in Section 5.b.1. and in lieu of the payments set forth in Section 5.b.2., severance payments equal to his Base Salary in effect on the date of his termination, payable on normal Company payroll dates, for a twelve (12) month period, subject to setoff, for other full-time employment or full-time consulting income received by Executive.

                  b. Good Reason. For purposes of this Agreement, "Good Reason" shall mean Executive experiences (X) an involuntary reduction of $20,000 or greater in his then current Base Salary or (Y) a failure of the Company to provide the Executive with a position, authority or duties at least equivalent to the position held by Executive on the day immediately preceding the date of the Change of Control if such circumstance is not remedied within five business days after written notice from Executive to the Company.

                  c. Change of Control. For purposes of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events:

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                        (i) Any "person", as such term is currently used in
Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than any employee benefit plan of the Company, becomes a "beneficial owner" (as such term is currently used in Rule 13d-3 promulgated under the Act) of 50% or more of the number of shares of the Company's voting stock;

                        (ii) The Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets;

                        (iii) All or substantially all of the assets or business of the Company is disposed of pursuant to a sale, merger, consolidation or other transaction, unless the shareholders of the Company immediately prior to such transaction beneficially own (within the meaning of Rule 13d-3 promulgated under the 1934 Act), as a result of their ownership of stock in the Company, at least 50% of the number of shares of voting stock or other voting equity of the entity or entities that succeed to the business of the Company; or

                        (iv) The Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately before such transaction beneficially own (within the meaning of Rule 13d-3 promulgated under the 1934 Act), as a result of their ownership of stock in the Company immediately prior to such combination, less than 50% of the number of shares of voting stock of the combined company.

            7. Miscellaneous.

                  a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the Commonwealth of Pennsylvania as applied to agreements among Pennsylvania residents entered into and to be performed entirely within Pennsylvania without regards to the application of choice of law rules.

                  b. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  c. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  d. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

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                  e. Notices. All notices required or permitted under this
Agreement shall be in writing and shall be deemed effective upon personal delivery, on the date of scheduled delivery by a nationally recognized overnight service or two (2) days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 7.e.

                  f. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

            IN WITNESS THEREOF, the parties have executed this Agreement as of the date set forth above.

                                          DISCOVERY LABORATORIES, INC.

                                          /s/ Robert J. Capetola
                                          --------------------------------------
                                          By:   Robert J. Capetola, Ph.D.
                                          Its:  President and CEO

                        Address: 350 South Main Street, Suite 307 Doylestown, PA 18901


                                          EXECUTIVE, Christopher J. Schaber

                                          /s/ Christopher J. Schaber
                                          --------------------------------------

                        Address:          40 South Hockey Drive
                                          Columbus, NJ 08022